Exhibit 3.2
AMENDMENT
TO THE
AMENDED AND RESTATED BYLAWS
OF
GRUBB & ELLIS COMPANY
     This amendment (the “Amendment”) to the Bylaws of Grubb & Ellis Company (the “Corporation”), as amended and restated effective May 31, 2000 (the “Bylaws”), is made and shall be effective as of the 7th day of December, 2007.
     The Bylaws of the Corporation are hereby amended as follows:
     1. Section 3.02 is amended and restated in its entirety to read as follows:
“Section 3.02 Number and Term of Office. Unless the Certificate of Incorporation of the Corporation provides otherwise, the number of directors of the Corporation (exclusive of directors to be elected, if any, by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than six nor more than eighteen, the exact number of directors to be determined from time to time by a resolution adopted by the Board. Unless the Certificate of Incorporation of the Corporation provides for the division of the directors into classes, at each annual meeting all directors shall be elected to hold office until their respective successors are elected and qualified or until their earlier resignation or removal. Any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors and until their successors shall have been duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. The stockholders of the Corporation shall not have cumulative voting rights.”
     2. Section 6.01 is amended and restated in its entirety to read as follows:
“Section 6.01 Certificates for Stock. The Board may authorize the issuance of shares of the Corporation either in certificated or uncertificated form, which uncertificated shares may be evidenced by a book-entry system maintained by the

Corporation’s transfer agent or registrar, or a combination of both. Shares issued in certificated form shall be represented by certificates which shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President, or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, excepting cases provided for in Section 6.04. If shares are issued in uncertificated form, each stockholder shall be entitled, upon written request, to a stock certificate or certificates in the form prescribed above.”
     3. Section 6.02 is amended and restated in its entirety to read as follows:
“Section 6.02 Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed, or other evidence of ownership if no certificate shall have been issued, and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates, or other evidence of ownership if no certificate shall have been issued, shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.”
     4. Except as aforesaid, the Bylaws shall remain unchanged and be in full force and effect.

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